                                                                    EXHIBIT 23.1


CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in registration statements on Form S-3 (File No. 333-01223), and Forms S-8 (File No.'s 333-45253,
333-79007, 333-81751, 333- 64525, 333-46589, 333-52799, 333-52805, 333-56133,
333-08775, 333-37041, 333-33943, 333- 18975, 333-18977, 333-08783, 333-42475,
333-23043 and 333-72425), of our report, dated June 24, 1999, except for the seventh and eighth paragraphs of Note 15 as to which the date is July 15, 1999 and July 19, 1999, respectively, relating to the consolidated financial statements and financial statement schedule at September 30, 1998 and 1997 and for each of the two years in the period ended September 30, 1998 and for the nine-month period ended September 30, 1996, which appears in this Current Report on Form 8-K.



PricewaterhouseCoopers LLP
New York, New York
July 30, 1999